Exhibit 1.1

EXECUTION VERSION

REXNORD CORPORATION

(a Delaware corporation)

15,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: May 28, 2014

REXNORD CORPORATION

(a Delaware corporation)

15,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

May 28, 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Robert W. Baird & Co. Incorporated

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Rexnord Corporation, a Delaware corporation (the “Company”), Rexnord Acquisition Holdings I, LLC, a Delaware limited liability company (“SPV I”) and Rexnord Acquisition Holdings II, LLC, a Delaware limited liability company (“SPV II” and, together with SPV I, the “Selling Shareholders”) confirm their agreement with Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank

Securities Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholders and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly of the option described in Section 2(b) hereof to purchase all or any part of 2,250,000 additional shares of Common Stock, if any. The aforesaid 15,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,250,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-193610) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective upon filing under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:45 P.M., New York City time, on May 28, 2014 or such other time as agreed by the Company and the Representatives.

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“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated by reference therein) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

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Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the second and third sentences of the fifth paragraph under the heading “Underwriting (Conflicts of Interest)” and the information in the eighth, ninth and tenth paragraphs under the heading “Underwriting (Conflicts of Interest)” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

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The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Selling Shareholder expressly for use therein; it being understood that only such information furnished in writing to the Company by the Selling Shareholders specifically for use therein is that information described in Section 6(b) of this Agreement (collectively, the “Selling Shareholder Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; provided, however, that those financial statements that are unaudited do not contain all footnotes that may be required under GAAP for annual financial statements. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

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(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”) and (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Good Standing of Subsidiaries. Each subsidiary of the Company, other than those set forth on Schedule D (each subsidiary other than those set forth on Schedule D, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock or partnership or membership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except in the case of any foreign subsidiaries, for director’s qualifying shares), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and other than with respect to security interests, pledges, liens, encumbrances and defects in place as of the date hereof in connection with debt outstanding as disclosed in the General Disclosure Package. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K (the “Form 10-K”) or otherwise disclosed in Note 23 in the audited consolidated financial statements in the Form 10-K and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, since the date of the Company’s most recent balance sheet and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General

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Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Authorization and Description of Securities. None of the outstanding shares of capital stock of the Company have been issued in violation of preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xiii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv) Absence of Violations, Defaults and Conflicts. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan or credit agreement, or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or violation of any of the terms and provisions or default or Repayment Event (as defined below) under or pursuant to, the Agreements and Instruments (except for such conflicts, breaches, violations, defaults or Repayment Events that would not, individually or in the aggregate, result in a Material Adverse Effect), (ii) nor will such action result in any violation of the provisions of (a) the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries, or (b) any statute or any rule, regulation or order of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each a “Governmental Entity”), except in the case of (ii)(b) where such violation would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

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(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(xvi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit or proceeding before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, in each case, in connection with the transactions contemplated hereby, (B) such as will have been obtained on or prior to the Closing Time, and (C) such filings with, or authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees as would not materially adversely affect the Underwriters or as would not have a Material Adverse Effect.

(xix) Possession of Licenses and Permits. The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not individually or in the aggregate, have a Material Adverse Effect, and have not received any written notice of proceedings which are outstanding or unresolved relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xx) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other tangible property owned by them, in each case, free from liens, encumbrances and defects except (A) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus (B) for security interests securing Agreements and Instruments that are described in the Registration Statement, the General Disclosure Package and the Prospectus or (C) such as do not, individually or in the aggregate, have a Material Adverse Effect; and, all of the leases and subleases which are in the aggregate material to the business of the Company and its

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Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds tangible property described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of any claim that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, which claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except for the lack of which individually or in the aggregate would not have a Material Adverse Effect and neither the Company nor any of its Subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect.

(xxii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, to the best knowledge of the Company, neither the Company nor any of its subsidiaries (A) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to protection of or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (B) owns or operates any real property contaminated with any hazardous or toxic substances, or is liable for any off-site disposal or contamination pursuant to any Environmental Laws or (C) is subject to any claim relating to any Environmental Laws, and the Company is not aware of any pending investigation which might lead to such a claim, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect.

(xxiii) Accounting Controls and Disclosure Controls. The Company, together with its subsidiaries, maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, together with its consolidated subsidiaries, maintain an effective system of disclosure controls and procedures that are designed to ensure that information required to be disclosed by the

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Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the applicable provisions thereof (the “Sarbanes-Oxley Act”).

(xxv) Payment of Taxes. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (1) all tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except, in each case, with respect to matters contested in good faith and for which adequate reserves have been provided, and (2) the charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate under GAAP.

(xxvi) Insurance. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, except where the failure to be so insured would not, individually or in the aggregate have a Material Adverse Effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire except where any nonrenewal would not individually or in the aggregate result in a Material Adverse Effect or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied except where any denial would not individually or in the aggregate have a Material Adverse Effect.

(xxvii) Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxviii) Absence of Manipulation. The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxix) Foreign Corrupt Practices Act. Money Laundering Laws. OFAC. Each of the Company, and its Subsidiaries and, to the Company’s knowledge, any of their respective officers, directors, supervisors, managers, agents or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure and which are reasonably expected to ensure, continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations

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thereunder (the “FCPA”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or any other law, rule or regulation of similar purpose and scope (b) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries do business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit, or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened, and (c) laws and regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder; and none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(xxx) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xxxi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxii) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(b) Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to, and agrees with, the several Underwriters that:

(i) Title to Securities. Immediately prior to the Closing Time and any Date of Delivery, each Selling Shareholder will be the beneficial holder or record holder of the Securities and will hold the Securities free and clear of all liens, encumbrances, equities or claims, and has the full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities at the Closing Time and on any Date of Delivery hereunder; and upon the delivery of and payment for the Securities at the Closing Time and on any Date of Delivery hereunder, assuming that the Underwriters have no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of

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New York from time to time (the “UCC”), the several Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by the several Underwriters, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Underwriters, and excluding any lien, security interest or other encumbrance created by an Underwriter, it being understood that nothing under this Agreement constitutes a lien, security interest or other encumbrance for purposes of this Section 1(b)(i).

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder is required for the execution, delivery and performance of this Agreement by any Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby, except (i) such as have been obtained and made on or prior to the Closing Time and any Date of Delivery, (ii) such as may be required under the Act, the Rules and Regulations, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of the FINRA and (iii) for such consents, approvals, authorizations or orders as would not adversely affect in any material respect such Selling Shareholder’s ability to perform its obligations hereunder.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of such Selling Shareholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults as would not reasonably be expected to materially adversely affect such Selling Shareholder’s ability to perform its obligations hereunder.

(iv) Compliance with Securities Act Requirements. (a)(i) At the Applicable Time and (ii) at the Closing Time and on any Date of Delivery, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b)(i) on its date, (ii) at the time of filing the Prospectus pursuant to Rule 424(b) and (iii) at the Closing Time and on any Date of Delivery, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) as of the Applicable Time, neither the General Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 1(b)(iv) shall apply only to the extent that any statements in or omissions from the Registration Statement, the Prospectus or the General Disclosure Package are based upon written information furnished to the Company by such Selling

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Shareholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by the Selling Shareholders specifically for use therein is that information described in Section 6(b) of this Agreement.

(v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(vi) No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(vii) Material Information. As of the date hereof and as of the Closing Time and any Date of Delivery the sale of the Securities by such Selling Shareholder is not and will not be prompted by, or make any sale of the Securities while in possession of, any material information concerning the Company which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

(viii) Absence of Manipulation. Such Selling Shareholder has not taken, nor will such Selling Shareholder take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by any officer of any Selling Shareholder delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

(d) Issuer Free Writing Prospectuses. Each Underwriter represents and agrees that unless it obtains the prior written consent of the Company and the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

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(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,250,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time upon written notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by each Selling Shareholder against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company and the Selling Shareholders. Each of the Company and each Selling Shareholder covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly after receiving notice thereof, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall

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have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information related thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Representatives such number of copies of such amendment or supplement as the Representatives may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

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(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and, if requested, signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Listing. The Company will use its reasonable best efforts to maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

(h) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common

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Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a convertible or exchangeable security outstanding on the date hereof and referred to generally in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company existing on or approved on or prior to the Closing Date and referred to generally in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan existing on or approved on or prior to the Closing Date and referred to generally in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, or (E) any shares of Common Stock issued by the Company to owners of businesses which the Company has acquired or may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses or to management employees of such businesses in connection with such acquisitions; provided that no more than an aggregate of 5% of the number of shares of Common Stock outstanding as of the Closing Time are issued as consideration in connection with all such acquisitions; provided further, that the Representatives receive a signed lock up agreement in substantially the form of Exhibit C hereto for the balance of the 60-day restricted period from the recipients that are affiliates or management employees of the Company receiving Common Stock in connection with such acquisitions, including such shares registered on Form S–4 under the 1933 Act.

(i) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(j) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and each Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(k) Tax Forms. Each Selling Shareholder will deliver to each Underwriter, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

SECTION 4. Payment of Expenses.

(a) Expenses. Each of the Company and each Selling Shareholder covenants and agrees with the several Underwriters that the Company and the Selling Shareholders will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offer and sale of the Securities and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and expenses of any transfer agent or registrar for the Securities and (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (for the avoidance of doubt, the Underwriters will pay or cause to be paid travel and lodging expenses of the representatives and officers of any Underwriter), and 50% of the cost of aircraft and other transportation chartered in connection with the road show. It is understood that, except as expressly provided in this Section 4 and Section 6, the Underwriters shall pay all their costs and expenses, including fees and disbursements of their counsel, and travel and other expenses of the Underwriters in connection with the sale and distribution of the Securities.

(b) Payment of Taxes. Each Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar tax, including any interest and penalties, on the sale of the Securities to be sold by it and on the execution and delivery of this Agreement (it being expressly understood that the foregoing shall not apply to the extent that the Underwriters receive a refund or rebate with respect to New York transfer taxes). All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives, other than as a result of the occurrence of any event specified in clauses (ii), (iv), (v) or (vi) of Section 9(a), the Company and the Selling Shareholders shall reimburse the Underwriters for all of their reasonable, properly documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

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SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company and Negative Assurance Letter. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-1-A hereto, together with signed or reproduced copies of such letter for each of the other Underwriters. At the Closing Time, the Representatives shall have received a negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-1-B hereto.

(c) Opinion of Patricia M. Whaley. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Patricia M. Whaley, General Counsel of the Company, substantially to the effect set forth in Exhibit A-2 hereto together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Opinion of Counsel for the Selling Shareholders. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth set forth in Exhibit B hereto.

(e) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

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(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(g) Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of each Selling Shareholder dated the Closing Time, to the effect that (i) the representations and warranties of the each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

(k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

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(ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and each otherwise to substantially the same effect as the opinion required by Section 5(b) hereof. If requested by the Representatives, a negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company, dated such Date of Delivery and otherwise substantially to the same effect as the negative assurance letter required by Section 5(b) hereof.

(iv) Opinion of Patricia M. Whaley. If requested by the Representatives, the favorable opinion of Patricia M. Whaley, General Counsel of the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to substantially the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for the Selling Shareholders. If requested by the Representatives, the favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vii) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such customary closing documents as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

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(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 3, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, claim, damages or liabilities, joint or several whatsoever, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any loss, claim, damage, liability or action as such expenses are incurred; provided, however, that this indemnity agreement shall not apply to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Underwriters by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, its selling agent and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and the 1934 Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, selling agent or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make

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the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, selling agent or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, selling agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that such Selling Shareholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information consists of the following information in the General Disclosure Package and the Prospectus furnished on behalf of such Selling Shareholder: the statements relating to such Selling Shareholder in the table and accompanying footnotes under the caption “Selling Stockholders”; provided further, however, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder from the sale of the Securities sold by such Selling Shareholder hereunder.

(c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder, and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities (or actions in respect thereof) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (except local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the

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foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 3 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 3. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 3 shall be deemed to include any legal or other expenses reasonably incurred by

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such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 3, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 3, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (other than due to the circumstances described in clause (iv) of this Section 9(a)), or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

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(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if within 24 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Defaulted Securities, then the Selling Shareholders shall be entitled to a further period of 24 hours (which may be waived by the Selling Shareholders) within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Defaulted Securities on such terms that are acceptable to the Selling Shareholders. If, after giving effect to any arrangements for the purchase of Defaulted Securities by a Representative or the Selling Shareholders as provided in the first sentence of this Error! Reference source not found., then;

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, and if neither the non-defaulting Underwriters nor the Representatives nor the Selling Shareholders shall have made arrangements within the seven day period stated below for the purchase of all the Defaulted Securities under this Agreement at the Closing Time or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Selling Shareholders to sell, the Initial Securities or the Option Securities, as the case may be, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Selling Shareholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Error! Reference source not found..

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SECTION 11. Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve any Selling Shareholder from liability, if any, in respect of such default.

SECTION 12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman Sachs at 200 West Street, New York, New York 10282, attention Registration Department; Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Equity Capital Markets Desk (Fax: 414-298-7474); and Deutsche Bank at 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets Syndicate (Fax: 212-797-9344); and notices to the Company shall be directed to it at 4701 West Greenfield Avenue, Milwaukee, Wisconsin 53214, attention of General Counsel, and notices to the Selling Shareholders shall be directed to them at c/o Apollo Management VI, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019 with a copy, which shall not constitute notice, to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, attention David S. Huntington, Esq.

SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters or any Selling Shareholder) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and Section 3

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and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

The Company:

REXNORD CORPORATION

By:	/s/ Mark W. Peterson
Name:	Mark W. Peterson
Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

REXNORD ACQUISITION HOLDINGS I, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

REXNORD ACQUISITION HOLDINGS II, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

GOLDMAN, SACHS & CO.
CREDIT SUISSE SECURITIES (USA) LLC
ROBERT W. BAIRD & CO. INCORPORATED
DEUTSCHE BANK SECURITIES INC.

By:	GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
Name:	Adam T. Greene
Title:	Vice President

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Orlando Knauss
Name:	Orlando Knauss
Title:	Managing Director

By:	ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Lance R. Lange
Name:	Lance R. Lange
Title:	Managing Director

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Warren F. Estey
Name:	Warren F. Estey
Title:	Managing Director

By:	/s/ Francis Windels
Name:	Francis Windels
Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The public offering price per share for the Securities shall be $25.50.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.6075, being an amount equal to the public offering price set forth above less $0.8925 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Names of the Underwriters	Number of Shares
Goldman, Sachs & Co.	3,000,000
Credit Suisse Securities (USA) LLC	3,000,000
Robert W. Baird & Co. Incorporated	2,400,000
Deutsche Bank Securities Inc.	1,912,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,312,500
Barclays Capital Inc.	1,312,500
BMO Capital Markets Corp.	1,312,500
Apollo Global Securities, LLC	750,000

Total	15,000,000

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Rexnord Acquisition Holdings I, LLC	7,814,145	1,172,122
Rexnord Acquisition Holdings II, LLC	7,185,855	1,077,878
Total	15,000,000	2,250,000

SCHEDULE C-1

Pricing Terms

1. The Selling Shareholders are selling 15,000,000 shares of Common Stock.

2. The Selling Shareholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,250,000 shares of Common Stock.

3. The public offering price per share for the Securities shall be $25.50.

SCHEDULE C-2

Free Writing Prospectuses

Free Writing Prospectus dated May 27, 2014 and filed with the SEC on May 27, 2014

SCHEDULE D

1.	PT Components, Inc.

2.	Zurn International, Inc.

3.	Zurn Asia Holdings Ltd.

4.	Krikles, Inc.

5.	Rexnord Industrial SA de CV (Mexico)

6.	Rexnord SA de CV (Mexico)

7.	Autogard Italy Srl (in liquidation)

8.	Rexnord do Brasil Industrial Ltda

9.	Fontaine UK Ltd.

10.	Zurn Europe Limited

11.	Autogard Kupplungen GmbH

12.	Precision Gear Holdings, LLC

13.	Fontaine Holdings Limited

SCHEDULE E

List of Persons and Entities Subject to Lock-up

George M. Sherman

Todd A. Adams

Mark Peterson

Praveen R. Jeyarajah

Mark S. Bartlett

Laurence M. Berg

Thomas Christopoul

Peter P. Copses

Damian J. Giangiacomo

John M. Stropki

John S. Stroup

Rexnord Acquisition Holdings I, LLC

Rexnord Acquisition Holdings II, LLC

Exhibit A-1-A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

June 3, 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Robert W. Baird & Co. Incorporated

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

We have acted as special counsel to Rexnord Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated May 28, 2014 (the “Underwriting Agreement”), among Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc., as representatives for the several Underwriters named on Schedule A thereto (the “Underwriters”), the Company, Rexnord Acquisition Holdings I, LLC and Rexnord Acquisition Holdings II, LLC (together with Rexnord Acquisition Holdings I, LLC, the “Selling Stockholders”), relating to the purchase today by the Underwriter from the Selling Stockholders of 15,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”). This opinion is being furnished at the

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request of the Company as contemplated by Section 5(b) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this opinion have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR (File No. 333-193610) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on January 28, 2014 and automatically became effective pursuant to Rule 462(e) under the Act. In this opinion, the Registration Statement, including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement,” the base prospectus dated January 28, 2014 included as part of the Registration Statement, including the documents incorporated by reference therein is referred to as the “Base Prospectus,” the Base Prospectus as supplemented by the preliminary prospectus supplement dated May 27, 2014, filed with the Commission pursuant to Rule 424(b) under the Act, including the documents incorporated by reference therein immediately prior to the Applicable Time, is referred to as the “Pricing Prospectus,” the Pricing Prospectus, taken together with the information set forth in Schedule C-1 of the Underwriting Agreement, is referred to as the “General Disclosure Package,” and the Base Prospectus as supplemented by the final prospectus supplement dated May 28, 2014, filed as required by Rule 424(b) under the Act, including the documents incorporated by reference therein, is referred to as the “Final Prospectus.”

We have confirmed on the Commission’s website that no stop order suspending the effectiveness of the Registration Statement has been issued.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the General Disclosure Package;

3.	the Final Prospectus;

4.	the Underwriting Agreement;

5.	a specimen certificate for the Shares; and

6.	those documents incorporated by reference in the Registration Statement.

In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date hereof (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company relating to the transactions contemplated by the Underwriting Agreement by the Company; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, upon the representations and warranties of the Company as to factual matters made in the Underwriting Agreement and upon certificates of public officials and officers of the Company.

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In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.	The Company is validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power to execute, deliver and perform its obligations under the Underwriting Agreement and to hold its properties and conduct its business as described in the Registration Statement.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.	The statements in the General Disclosure Package and the Final Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

4.	The Registration Statement and the Final Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion.

5.

The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule I to this opinion or (iii) violate the General Corporation Law of the State of Delaware (the “GCL”) and those laws, rules and regulations of the United States of America and the State of New York (collectively, “Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement or any judgment, order or decree of any New York or federal court or governmental authority binding upon the Company listed on Schedule II to this opinion, except in the case of clause (ii) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed on Schedule I to the extent that an opinion with

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respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this letter, the term “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph 7 below) or state securities laws, other anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Shares, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

6.	No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company under any Applicable Law or under any judgment, order or decree listed on Schedule II to this opinion for the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

7.	The Company is not and, after giving effect to the sale of the Shares by the Selling Stockholders, will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

The opinions expressed above are limited to the laws of the State of New York, the GCL and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Schedule I

Agreements, Indentures and Instruments

1.	The Indenture governing the 8.875% Senior Notes due 2016, among RBS Global, Inc., Rexnord LLC, the Guarantors listed therein, and Wells Fargo Bank, National Association, dated as of February 7, 2007, as the same has been supplemented or amended by the First Supplemental Indenture, dated February 7, 2007, Second Supplemental Indenture, dated April 1, 2007, Third Supplemental Indenture, dated as of February 1, 2008 and the Fourth Supplemental Indenture, dated as of April 20, 2010.

2.	Incremental Assumption Agreement, dated as of August 21, 2013, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, certain subsidiaries of Rexnord LLC, the lenders party thereto and Credit Suisse AG, as administrative agent.

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Schedule II

Judgments, Orders and Decrees

None.

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Exhibit A-1-B

FORM OF NEGATIVE ASSURANCE LETTER

TO BE DELIVERED PURSUANT TO SECTION 5(b)

June 3, 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Robert W. Baird & Co. Incorporated

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

We have acted as special counsel to Rexnord Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated as of May 28, 2014 (the “Underwriting Agreement”) among Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc., as representatives for the several Underwriters named on Schedule A thereto (the “Underwriters”), the Company, Rexnord Acquisition Holdings I, LLC and Rexnord Acquisition Holdings II, LLC (together with Rexnord Acquisition Holdings I, LLC, the “Selling Stockholders”), relating to the purchase

A-1-B-1

today by the Underwriter from the Selling Stockholders of 15,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”). This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) pursuant to the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR (File No. 333-193610) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on January 28, 2014 and automatically became effective pursuant to Rule 462(e) under the Act. In this letter, the Registration Statement, including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement,” the base prospectus dated January 28, 2014 included as part of the Registration Statement, including the documents incorporated by reference therein is referred to as the “Base Prospectus,” the Base Prospectus as supplemented by the preliminary prospectus supplement dated May 27, 2014, filed with the Commission pursuant to Rule 424(b) under the Act, including the documents incorporated by reference therein immediately prior to the Applicable Time is referred to as the “Pricing Prospectus,” the Pricing Prospectus, taken together with the information set forth in Schedule C-1 of the Underwriting Agreement, is referred to as the “General Disclosure Package,” and the Base Prospectus as supplemented by the final prospectus supplement dated May 28, 2014, as filed as required by Rule 424(b) under the Act, including the documents incorporated by reference therein, is referred to as the “Final Prospectus.”

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of this letter. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the documents incorporated by reference therein (other than as explicitly stated in paragraphs 3 and 4 of the Opinion).

In the course of acting as special counsel to the Company in connection with the offering of the Shares, we have participated in conferences and telephone conversations with officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and its subsidiaries), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective, the Registration Statement

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(except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the General Disclosure Package (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) at the time the Final Prospectus was issued, at the time any supplemented prospectus was issued or at the Date of Delivery, the Final Prospectus or any supplement thereto (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

A-1-B-3

Exhibit A-2

FORM OF OPINION OF PATRICIA M. WHALEY

TO BE DELIVERED PURSUANT TO SECTION 5(c)

REXNORD CORPORATION

4701 West Greenfield Avenue

Milwaukee, Wisconsin 53214

June 3, 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Robert W. Baird & Co. Incorporated

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Re:	Sale of Common Stock of Rexnord Corporation

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary of Rexnord Corporation, a Delaware corporation (the “Company”). In connection with the sale of an aggregate of 15,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the

A-2-1

“Common Stock”) , by the Selling Stockholders (as defined below), pursuant to the terms of an underwriting agreement, dated May 28, 2014 (the “Underwriting Agreement”), among the Company, Rexnord Acquisition Holdings I, LLC, a Delaware limited liability company (“SPV I”), Rexnord Acquisition Holdings II, LLC, a Delaware limited liability company (“SPV II” and, together with SPV I, the “Selling Stockholders”), and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc., as representatives for the several Underwriters named on Schedule A thereto (the “Underwriters”), I have been asked to provide an opinion in my capacity as General Counsel of the Company. This opinion letter is furnished pursuant to Section 5(c) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used but not defined in this opinion letter have the same meanings given in the Underwriting Agreement.

In connection with this letter, I have examined originals or copies of those corporate, limited liability company and other records and documents that I considered appropriate, including the Underwriting Agreement.

I have also examined the registration statement of the Company on Form S-3ASR (File No. 333-193610) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2014 for the purpose of registering, among other things, the offer and sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus dated January 28, 2014 (the “Base Prospectus”) as supplemented by the preliminary prospectus supplement dated May 27, 2014 as filed with the Commission on May 28, 2014 (the “Preliminary Prospectus”) and the Base Prospectus as supplemented by the final prospectus supplement dated May 28, 2014 as filed with the Commission on May [—], 2014 (the “Final Prospectus”). The Preliminary Prospectus and the pricing information attached as Schedule C-1 to the Underwriting Agreement are collectively referred to herein as the “General Disclosure Package.”

I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies. As to any facts that are material to the opinions hereinafter expressed that I did not independently establish or verify, I have relied without investigation upon consultations with or certificates of officers or directors of the Company and its subsidiaries and upon those certificates of public officials I considered appropriate.

Based upon the foregoing, and subject to the qualifications herein set forth, I am of the opinion, as of the date hereof, that:

1.	Each of the significant subsidiaries listed on Schedule I and Schedule II hereto (the “Significant Subsidiaries”) is in good standing or similar status under the laws of its state of incorporation and is qualified as a foreign corporation, limited liability company or other entity to do business and is in good standing or similar status in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and all of its subsidiaries taken as a whole.

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2.	The outstanding shares of Common Stock of the Company (including the Shares) have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights under the Company’s certificate of incorporation or bylaws or the corporate law of the State of Delaware or any preemptive or other similar rights of any security holder of the Company of which I am aware.

3.	After inquiry of the members of the law departments and other appropriate officers of the Company and its subsidiaries, to the best of my knowledge, except as disclosed in the General Disclosure Package, there is no action, suit or proceeding which has been served upon the Company or any of its subsidiaries that is now pending or threatened in writing against or affecting the Company or any of its subsidiaries that is reasonably likely to result in any material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, or which is reasonably likely to materially and adversely affect the consummation of any of the transactions contemplated by the Underwriting Agreement.

4.	The statements regarding litigation in footnote 19 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 incorporated by reference into the Final Prospectus, insofar as they summarize the matters referred to therein, fairly summarize such matters in all material respects.

5.	I do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which is not filed or incorporated by reference as required.

6.	Each document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement and Final Prospectus (except for financial statements, financial statement schedules and other financial and statistical data included, or incorporated by reference, in or omitted from any of them, as to which I express no opinion) appears on its face to comply in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act.

In rendering the opinion set forth in paragraph 1, I have relied exclusively on certificates issued by appropriate state and local officials in each jurisdiction in which the Significant Subsidiaries’ ownership or lease of property or the conduct of their business requires that the Significant Subsidiaries be duly qualified to do business as a foreign corporation, except where the failure to be so qualified would not individually or in the aggregate, have a material adverse effect.

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My opinion covers the federal laws of the United States of America and the internal laws of the State of Wisconsin. I express no opinion on the applicability, or the effect, of the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any other jurisdiction. Accordingly, to the extent that any laws of any jurisdiction other than the State of Wisconsin govern any of the matters as to which I express an opinion, I have assumed for purposes of this opinion, with your consent and without independent investigation, that the laws of such jurisdiction are identical to the state laws of Wisconsin, and I express no opinion as to whether such assumption is reasonable or correct.

This opinion is furnished by me as General Counsel for the Company, and may be relied upon by you as Underwriters, but is solely for your benefit as Underwriters. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance my prior written consent.

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This opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters. I assume no obligations to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to my attention, or any future changes in laws.

Yours truly,

Patricia M. Whaley
Vice President, General Counsel and Secretary

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Corporate Subsidiaries

CHASE ACQUISITION I, INC., a Delaware corporation

PRAGER INCORPORATED, a Louisiana corporation

RBS ACQUISITION CORPORATION, a Delaware corporation

RBS GLOBAL, INC., a Delaware corporation

REXNORD-ZURN HOLDINGS, INC., a Delaware corporation

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LLC Subsidiaries

REXNORD FUNDING LLC, a Delaware limited liability company

REXNORD INDUSTRIES, LLC, a Delaware limited liability company

REXNORD LLC, a Delaware limited liability company

ZURN INDUSTRIES, LLC, a Delaware limited liability company

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Exhibit B

FORM OF OPINION OF SELLING SHAREHOLDERS’ COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

June 3, 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Robert W. Baird & Co. Incorporated

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

We have acted as special counsel to Rexnord Acquisition Holdings I, LLC, a Delaware limited liability company, and Rexnord Acquisition Holdings II, LLC, a Delaware limited liability company (together with Rexnord Acquisition Holdings I, LLC, the “Selling Stockholders”) in connection with the underwriting agreement, dated May 28, 2014 (the “Underwriting Agreement”), among Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc., as representatives for the several Underwriters named on Schedule A thereto (the “Underwriters”), Rexnord Corporation, a Delaware corporation (the “Company”), and the Selling Stockholders relating to the sale by the

Selling Stockholders today of 15,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”). This opinion is being furnished at the request of the Selling Stockholders as contemplated by Section 5(d) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this opinion shall have the respective meanings given those terms in the Underwriting Agreement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Underwriting Agreement; and

2.	stock certificates of the Selling Stockholders.

In addition, we have examined: (i) such limited liability company records of the Selling Stockholders as we have considered appropriate, including a copy of the certificate of formation and operating agreement, each as amended, of each Selling Stockholder, certified by such Selling Stockholder as in effect on the date hereof (collectively, the “Organizational Documents”), and copies of resolutions of the manager of each Selling Stockholder relating to the sale by the Selling Stockholders of the Shares pursuant to the Underwriting Agreement certified by it; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Selling Stockholders, upon the representations and warranties as to factual matters made in the Underwriting Agreement and upon certificates of public officials and the Selling Stockholders. In respect of matters of fact as to the ownership of the Shares to be sold by the Selling Stockholders, we have relied solely upon certificates of the Selling Stockholders without any independent inquiry.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that the Registration Statement on Form S-3ASR (File No. 333-193610) under the Securities Act of 1933, as amended, filed on January 28, 2014 has been declared effective by the Securities and Exchange Commission and remains effective as of the date hereof.

Based on the above, and subject to the stated assumptions, exceptions and qualifications stated below, we are of the opinion that:

1.	Each Selling Stockholder has all necessary limited liability company power to execute, deliver and perform its obligations under the Underwriting Agreement and to sell, assign, transfer and deliver the Shares to be sold by Such Selling Stockholder.

2.	The Underwriting Agreement has been duly authorized by each Selling Stockholder and has been duly executed and delivered by or on behalf of each Selling Stockholder.

3.	With respect to each Selling Stockholder, the sale of the Shares to be sold by the Selling Shareholder under the Underwriting Agreement, the execution and delivery by the Selling Shareholder of the Underwriting Agreement and the performance by the Selling Stockholder of its obligations thereunder will not (i) result in the violation of the Selling Stockholder’s Organizational Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule II hereto or (iii) violate the Delaware Limited Liability Company Act (the “LLCA”), and those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, or any judgment, order or decree of any New York or federal court or governmental authority binding upon the Selling Stockholders listed on Schedule II to this opinion, except in the case of clause (ii) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed on Schedule II to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Selling Stockholders’s ability to consummate the transactions contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” does not include federal securities laws or state securities laws, other anti-fraud laws, or any law, rule or regulation that is applicable to the Selling Stockholders, the Shares, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

4.	With respect to each Selling Stockholder, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Selling Stockholder under any Applicable Law or under any judgment, order or decree listed on Schedule I to this opinion for the execution and delivery by the Selling Stockholder of the Underwriting Agreement and the performance by such Selling Stockholder of its obligations thereunder. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware, the State of New York or the United States of America.

5.	Assuming each Underwriter acquires its interest in the Shares it has purchased from each Selling Shareholder under the Underwriting Agreement in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code in effect in the State of New York in the date hereof (the “NY-UCC”)) with respect to the Shares, (i) each Underwriter that has purchased the Shares delivered on the date hereof to The Depository Trust Company (assuming The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC) or other securities intermediary (assuming such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC) by making payment therefor as provided in the Underwriting Agreement, and that has had the Shares credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NY-UCC, assuming that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the NY-UCC) for the securities account or accounts is the State of New York) of such Underwriter maintained by The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NY-UCC) to such Shares purchased by such Underwriter, (ii) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the NY-UCC) may be asserted against such Underwriter with respect to such Shares.

The opinions expressed above are limited to the LLCA, the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Exhibit C

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR SELLING STOCKHOLDERS

PURSUANT TO SECTION 5(j)

May [—], 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Robert W. Baird & Co. Incorporated

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Re:	Proposed Secondary Offering by Rexnord Corporation Stockholders

Ladies and Gentlemen:

The undersigned, a stockholder [and an officer and/or director]1 of Rexnord Corporation, a Delaware corporation (the “Company”), understands that Goldman, Sachs & Co. (“Goldman Sachs”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several underwriters to be named therein with the

[1]	Delete or revise bracketed language as appropriate

Company, Rexnord Acquisition Holdings I, LLC and Rexnord Acquisition Holdings II, LLC (together with Rexnord Acquisition Holdings I, LLC, the “Selling Stockholders”) providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) by the Selling Stockholders. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Goldman Sachs and Credit Suisse, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), other than the Registration Statement on Form S-3ASR (File No. 333-193610) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Goldman Sachs and Credit Suisse, subject to the following conditions: (a) Goldman Sachs and Credit Suisse receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (b) any such transfer shall not involve a disposition for value, (c) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (d) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts or by will or intestacy;

(ii)	to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution to limited partners, members or stockholders of the undersigned;

(iv)	any transfer of shares of Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this lock-up agreement;

(v)	as a forfeiture to the Company of shares of Securities to cover tax withholding obligations upon the vesting of restricted stock units and other equity based compensation granted to the undersigned pursuant to any employee stock option plan existing on the date of this Lock-Up Agreement;

(vi)	to the undersigned’s affiliates (as defined in Rule 12b-2 of the Exchange Act), including, without limitation, to the undersigned’s direct and indirect stockholders, members and partners and the undersigned’s direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under common control or management with the undersigned; or

(vii)	as consideration for the exercise of a stock option.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to (a) any transactions effected pursuant to a trading plan entered into by the undersigned that complies with Rule 10b5-1 under the Exchange Act for the sale or other disposition of Common Stock, provided that such plan is disclosed to Goldman Sachs and Credit Suisse prior to the signing hereof; or (b) the entry into a new trading plan that complies with Rule 10b5-1 under the Exchange Act for the sale or other disposition of Common Stock, provided that neither the Company nor the undersigned effects any public filing or report regarding such plan and no sale under such plan occurs prior to August 1, 2014.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to tender the Lock-Up Securities pursuant to a tender offer for all Common Stock or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Lock-up Securities in connection with any such transaction, or vote any of the Lock-up Securities in favor of any such transaction), provided that all of the Lock-up Securities subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of shall remain subject to this lock-up agreement; and provided, further, that it shall be a condition of any such transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, all of the undersigned’s Common Stock subject to this lock-up agreement shall remain subject to the restrictions herein.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned understands that, (i) if the Company notifies the undersigned and Goldman Sachs and Credit Suisse in writing that it does not intend to proceed with the offering, or (ii) if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for, and delivery of, the Securities, this lock-up agreement shall be terminated and the undersigned shall be released from all its obligations hereunder.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature page follows]

Very truly yours,

Signature:

Print Name:

C-5